EXHIBIT 23 (i)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-8, No. 33-16766) pertaining to the Baldor Electric Company 1987 Incentive Stock Plan

2.	Registration Statement (Form S-8, No. 33-28239) pertaining to the Baldor Electric Company Employee Savings Plan

3.	Registration Statement (Form S-8, No. 33-36421) pertaining to the Baldor Electric Company 1989 Stock Option Plan for Non-Employee Directors

4.	Registration Statements (Forms S-8, No. 33-59281, No. 33-60731, and No. 333-62331) pertaining to the Baldor Electric Company 1994 Incentive Stock Plan

5.	Registration Statement (Form S-8, No. 333-33109) pertaining to the Baldor Electric Company 1996 Stock Option Plan for Non-Employee Directors

6.	Registration Statement (Form S-8, No. 333-33287) pertaining to the Baldor Electric Company Employees’ Profit Sharing and Savings Plan

7.	Registration Statement (Form S-8, No. 333-67474) Stock Option Plan for Non-Employee Directors

8.	Registration Statement (Form S-8, No. 333-0134641) pertaining to the Baldor Electric Company 2006 Equity Incentive Plan

9.	Registration Statement (Form S-3, No. 333-139854) and the related Prospectuses pertaining to the offering of Debt Securities, Preferred Stock and Common Stock

of our reports dated February 27, 2007, with respect to the consolidated financial statements of Baldor Electric Company and Affiliates, Baldor Electric Company and Affiliates management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Baldor Electric Company and Affiliates included in this Annual Report (Form 10-K) of Baldor Electric Company and Affiliates.

/s/ Ernst & Young LLP

Tulsa, Oklahoma

February 27, 2007